Exhibit 10.2

YUM CHINA HOLDINGS, INC.

PERFORMANCE SHARE UNIT PLAN

Performance Share Unit Award Notice

Joey Wat
You have been awarded Performance Units (“Award”) with respect to shares of common stock of Yum China Holdings, Inc., a Delaware corporation (the “Company”), under the terms and conditions of the Yum China Holdings, Inc. Performance Share Unit Plan (the “Plan”), which is administered under the Yum China Holdings, Inc. Long Term Incentive Plan.  A copy of the Plan is attached to this Performance Unit Award Notice (this “Award Notice”).  Capitalized terms not defined in this Award Notice have the meanings specified in the Plan.

Shares Subject to Award:

Subject to the terms and conditions of the Plan and this Award Notice, your Award entitles you to receive 59,881 shares of common stock of the Company (the “Stock”) if the Company attains the target level of Total Shareholder Return (“TSR”) for the Performance Period.  Based on the Company’s TSR percentile ranking for the Performance Period, the vesting level of your Award may range from 0% to 200% of target.  More detailed information regarding the determination of the number of shares of Stock you may earn pursuant to your Award is contained in the Plan, including Exhibit A thereto.

Grant Date:	[February 9, 2018]
Performance Period:	January 1, 2018 – December 31, 2020.
Additional Information:

Additional information, including information regarding the settlement of Performance Units and the treatment of your Award upon your termination of employment during the Performance Period, is available in the Plan.

YUM CHINA HOLDINGS, INC.

By:	/s/ Aiken Yuen
Name:	Aiken Yuen
Title:	VP, HR

Acknowledgment, Acceptance, and Agreement:

By signing below and returning this Award Notice to Yum China Holdings, Inc. at the address stated below, I hereby acknowledge receipt of the Award Notice and the Plan, accept the Award granted to me and agree to be bound by the terms and conditions of this Award Notice and the Plan.

/s/ Joey Wat
Holder:	Joey Wat

Date:	March 2, 2018

Yum China Holdings, Inc.

Attn: [KN Lau, Executive Comp]

[HR 10th Floor, YumChina Building, Shanghai]